SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 21, 2006

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.04 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 14, 2006, Franklin Electric Co., Inc. (the "Company") amended and restated its existing $120,000,000 unsecured revolving credit facility entered into on September 9, 2004, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, with J.P. Morgan Securities Inc., acting as the sole book runner and sole lead arranger (the "Credit Agreement"). The Credit Agreement provides that the Company may request an increase in the aggregate commitments by up to $80,000,000 (not to exceed a total commitment of $200,000,000) subject to the conditions contained therein.

The Company currently intends to use the proceeds of any loan made pursuant to the Credit Agreement for working capital purposes, capital expenditures, and to fund acquisitions. Under the Credit Agreement, the Company is required to pay certain fees, including a facility fee of .08 to .175% (depending on its leverage ratio) of the aggregate commitment, which fee is payable quarterly in arrears.

The Credit Agreement contains customary affirmative and negative covenants. The affirmative covenants include financial statements, inspection of property, maintenance of insurance, compliance with laws and most favored lender obligations. The affirmative covenants also include leverage ratio and interest coverage ratio financial covenants. The negative covenants include limitations on loans or advances, acquisitions (including investments), and the granting of liens by the Company or its subsidiaries, as well as prohibitions on certain consolidations, mergers, sales and transfers of assets.

The Credit Agreement also contains customary events of defaults (with customary grace periods, as applicable, for certain of those events of default). If an event of default occurs, the Credit Agreement provides that (i) the commitments may be terminated and (ii) the loans then outstanding may be declared due and payable. For certain events of default relating to insolvency, bankruptcy or liquidation, the commitments are automatically terminated and the loans outstanding automatically become due and payable. Up to $75,000,000 of the aggregate commitment may be borrowed as multicurrency loans, in Euros, Yen, Australian Dollars or any other agreed currency.

The Credit Agreement also provides for a swing line loan sub-facility of up to $5,000,000 and letter of credit sub-facility of up to $10,000,000. Loans may be made either at (i) a Eurocurrency rate based on LIBOR plus an applicable margin of .27 to .70% (depending on the Company's leverage ratio) or (ii) an alternative base rate equal to the higher of (a) the prime rate or (b) the sum of the federal funds effective rate plus .5%.

The Credit Agreement is subject to a number of conditions, and the description of the Credit Agreement herein is qualified in its entirety by reference to Exhibit 10.10.

Item 9.01 Financial Statement and Exhibits

The following information is furnished pursuant to Item 9.01, “Financial Statements and Exhibits”: (10.10) $120,000,000 Amended and Restated Credit Agreement, dated December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: December 21, 2006	By /s/ Thomas J Strupp
Thomas J Strupp,
Vice President, Chief Financial
Officer and Secretary (Principal
Financial and Accounting Officer)

Exhibit Index

(10.10) $120,000,000 Amended and Restated Credit Agreement, dated December 14, 2006.

EXHIBIT 10.10

ADDITIONAL EXHIBITS

Amended and Restated Credit Agreement